EXHIBIT 23.1

                                                                   June 23, 2006


Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, NY 10018
Attention : Marcelle S. Balcombe

                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of Cintel Corp. financial statements for the years ended December 31, 2004 and 2005 and our auditors report dated March 27, 2006, as well as the financial statements for the quarters ended March 31, 2005 and 2006 and our review engagement report dated May 10, 2006 appearing on the Form SB-2 of Cintel Corp. dated June 23, 2006.

We also consent to the reference to SF partnership, LLP under "Experts".



                                       /s/ SF Partnership, LLP
                                       Yours very truly,
                                       SF Partnership, LLP


























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